RULE 18f-3 PLAN ADOPTED WITH RESPECT TO THE
                    MULTIPLE CLASS DISTRIBUTION SYSTEM OF THE
                        WELLS FAMILY OF REAL ESTATE FUNDS
--------------------------------------------------------------------------------

     The Wells Family of Funds (the "Trust") has adopted this Plan pursuant to Rule 18f-3 promulgated under the Investment Company Act of 1940 (the "1940 Act"). The individual series of the Trust is referred to collectively, in whole or in part, as the context requires, as the "Fund." The Trust is an open-end management investment company registered under the 1940 Act. Wells Asset Management, Inc. (the "Adviser") provides investment advisory and management services to the Trust. Gateway Investment Advisers, L.P. (the "Sub-Adviser") provides investment advisory and management services to the Trust. Wells Investment Securities, Inc. (the "Underwriter") acts as principal underwriter for the Trust.

     This Plan permits the Fund to issue and sell three classes of shares for the purpose of establishing a multiple class distribution system (the "Multiple Class Distribution System"). The Plan further permits the Fund to assess a contingent deferred sales load ("CDSL") on certain redemptions of each of the classes of the Funds shares and to waive the CDSL in certain instances. These guidelines set forth the conditions pursuant to which the Multiple Class Distribution System will operate and the duties and responsibilities of the Trustees of the Trust with respect to the Multiple Class Distribution System.

DESCRIPTION OF THE MULTIPLE CLASS DISTRIBUTION SYSTEM
-----------------------------------------------------

     MULTIPLE CLASS DISTRIBUTION SYSTEM FOR THE FUND. The Multiple Class Distribution System enables the Fund to offer investors the option of purchasing shares in one of three manners: (1) subject to a conventional front-end sales load and a distribution fee not to exceed .25% of average net assets (Class A shares); (2) subject to a CDSL of up to 5% and a distribution fee and service fee of up to 1% of the average net assets (Class B shares);(3) subject to a CDSL of 1% and a distribution fee and service fee of up to 1% of average net assets (Class C shares).

     The three classes will each represent interests in the same portfolio of investments of the Fund. The three classes will be identical except that (i) the distribution fees attributable to each class payable by the Fund pursuant to the distribution plans adopted by the Fund in accordance with Rule 12b-1 under the 1940 Act will be higher for Class B and Class C shares than for Class A shares;
(ii) Class B shares will convert to Class A shares in approximately 8 years, after their initial purchase; (iii) each class may bear different Class Expenses (as defined below); (iv) each class will vote separately as a class with respect to the Trust's Rule 12b-1 distribution plan; (v) each class may bear a different name or designation.

     Investors purchasing Class A shares will do so at net asset value plus a front-end sales load in the traditional manner. The sales load may be subject to reductions for larger purchases, under a combined purchase privilege, under a right of accumulation or under a letter of intent. The sales load may be subject to certain other reductions permitted by Section 22(d) of the 1940 Act and set forth in the registration statement of the Trust. The public offering price for the Class A shares will be computed in accordance with Rule 22c-1, Section 22(d) and other relevant provisions of the 1940 Act and the rules and regulations thereunder. The Fund will also pay a distribution fee pursuant to the appropriate Rule 12b-1 distribution plan at an annual rate of up to .25% of the average daily net asset value of its Class A shares.

     Investors purchasing Class B shares will do so at net asset value per share without the imposition of a sales load at the time of purchase. The Fund will pay a distribution fee pursuant to the appropriate Rule 12b-1 distribution plan at an annual rate of up to 1% of the average daily net asset value of its Class B shares. In addition, an investor's proceeds from a redemption of Class B shares made within six years of the time of their purchase generally will be subject to a CDSL of up to 5% in year one, 4% in years 2 and 3, 3% in year 4, 2% in year 5, and 1% in year 6. Redemptions of shares held for greater than six years will not be subject to a CDSL. The CDSL will be made subject to the conditions set forth below. The Class B alternative is designed to permit the investor to purchase Class B shares without the assessment of a front-end sales load and at the same time permit the Underwriter to pay financial intermediaries selling shares of a Fund a 4% commission on the sale of the Class B shares.

     Investors purchasing Class C shares will do so at net asset value per share without the imposition of a sales load at the time of purchase. The Fund will pay a distribution fee pursuant to the appropriate Rule 12b-1 distribution plan at an annual rate of up to 1% of the average daily net asset value of its Class C shares. In addition, an investor's proceeds from a redemption of Class C shares made within one year of time of their purchase generally will be subject to a CDSL of 1%. Redemptions of shares held for greater than one year will not be subject to a CDSL. The CDSL will be made subject to the conditions set forth below. The Class C alternative is designed to permit the investor to purchase Class C shares without the assessment of a front-end sales load and at the same time permit the Underwriter to pay financial intermediaries selling shares of a Fund a 1% commission on the sale of the Class C shares.

     Under the Trust's distribution plans, the Underwriter will not be entitled to any specific percentage of the net asset value of each class of shares of the Fund or other specific amount. As described above, the Fund will pay a distribution fee pursuant to its distribution plan at an annual rate of up to
 .25% of the average daily net assets of such Fund's Class A shares and up to 1% of the average daily net asset value of the Fund's Class B and Class C shares. Under the Trust's distribution plans, payments will be made for expenses incurred in providing distribution-related services (including, in the case of the Class B and Class C shares, commission expenses as described in more detail below). Each Fund will accrue at a rate (but not in excess of the applicable maximum percentage rate) which is reviewed by the Trust's Board of Trustees quarterly. Such rate is intended to provide for accrual of expenses at a rate that will not exceed the unreimbursed amounts actually expended for distribution by a Fund. If at any time the amount accrued by a Fund would exceed the amount of distribution expenses incurred with respect to the Fund during the fiscal year (plus, in the case of Class B and Class C shares, prior unreimbursed commission-related expenses), then the rate of accrual will be adjusted accordingly. In no event will the amount paid by the
Fund  exceed  the  unreimbursed   expenses   previously  incurred  in  providing
distribution-related services.

     Proceeds from the distribution fee and, in the case of Class B and Class C shares, the CDSL, will be used to compensate financial intermediaries with a service fee based upon a percentage of the average daily net asset value of the shares maintained in the Fund by their customers and to defray the expenses of the Underwriter with respect to providing distribution related services, including commissions paid on the sale of Class B and Class C shares.

     GENERAL. All three classes of shares of the Fund will have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except for the differences mentioned above.

     Under the Multiple Class Distribution System, the Board of Trustees could determine that any of certain expenses attributable to the shares of a particular class of shares will be borne by the class to which they were attributable ("Class Expenses"). Class Expenses are limited to (a) transfer agency fees identified by the Trust as being attributable to a class of shares; (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class;
(c) SEC and Blue Sky registration fees incurred by a class of shares; (d) the expenses of administrative personnel and services as required to support the shareholders of a specific class; (e) litigation or other legal expenses relating to a specific class of shares; (f) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares; (g) accounting fees and expenses relating to a specific class of shares; and (h) additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares and approved by the Board of Trustees.

     Under the Multiple Class Distribution System, expenses that are attributable to the Fund but not to a particular class thereof ("Series Expenses"), would be borne by each class on the basis of the net assets of such class in relation to the aggregate net assets of the Fund. In addition to distribution fees, Class Expenses may be applied to the shares of a particular class. Any additional Class Expenses not specifically identified above in the preceding paragraph which are subsequently identified and determined to be properly applied to one class of shares shall not be so applied until approved by the Board of Trustees.

     Subject to the approval of the Board of Trustees, certain expenses may be applied differently if their current application becomes no longer appropriate. For example, if a Class Expense is no longer attributable to a specific class, it may be charged to the Fund. In addition, if application of all or a portion of a particular expense to a class is determined by the Internal Revenue Service or counsel to the Trust to result in a preferential dividend for which, pursuant to Section 562(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the Fund would not be entitled to a dividends paid deduction, all or a portion of the expense may be treated as a Series Expense.

     Because of the varying distribution fees and Class Expenses that may be borne by each class of shares, the net income of (and dividends payable with respect to) one class may be different from the net income of (and dividends payable with respect to) the other class of shares of the Fund. Dividends paid to holders of each class of shares in the Fund would, however, be declared and paid on the same days and at the same times and, except as noted with respect to the varying distribution fees and Class Expenses would be determined and paid in the same manner. To the extent that the Fund has undistributed net income, the net asset value per share of each class of the Fund's shares will vary.

     The salient features of the Multiple Class Distribution System will be described in the Fund prospectus. The Fund will disclose the respective expenses, performance data, distribution arrangements, services, fees, sales loads and deferred sales loads to each class of shares offered through the prospectus. The shareholder reports of the Fund will disclose the respective expenses and performance data applicable to each class of shares. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Fund as a whole generally and not on a per class basis. The Fund's per share data, however, will be prepared on a per class basis with respect to all classes of shares of the Fund. The information provided by the Underwriter or Adviser for publication in any newspaper or similar listing of Fund net asset values and public offering prices will separately present Class A, Class B and Class C shares.

     The Class B and Class C alternatives are designed to permit the investor to purchase Class B and Class C shares without the assessment of a front-end sales load and the same time permit the Underwriter to pay financial intermediaries a commission on the sale of such shares. Proceeds from the distribution fee and the CDSL will be used to compensate financial intermediaries with a service fee and to defray the expenses of the Underwriter with respect to providing distribution related services, including commissions paid on the sale of Class B and Class C shares.

     Class B shares will not be charged a CDSL if they are not redeemed within six years of their purchase date. Class C shares will not be charged a CDSL if they are not redeemed within one year of their purchase date. The CDSL for all three classes of shares will be imposed on the net asset value of the shares being redeemed at the time of their respective purchase. No CDSL will be imposed on shares acquired through reinvestment of income dividends or capital gains distributions. In determining whether a CDSL is applicable, unless the shareholder otherwise specifically directs, it will be assumed that a redemption is made first of any Class A, Class B or Class C shares derived from reinvestment of distributions, second of Class B or Class C shares held for a period long enough that no CDSL will be imposed, third of any Class A shares in the shareholder's account, and forth of Class B or Class C shares held for a period such that a CDSL will be imposed.

     In addition, the Fund will waive the CDSL on redemptions following the death or disability of a shareholder as defined in Section 72(m)(7) of the Internal Revenue Code of 1986. The Underwriter will require satisfactory proof of death or disability before it determines to waive the CDSL. In cases of death or disability, the CDSL may be waived where the decedent or disabled person is either an individual shareholder or owns the shares with his or her spouse as a joint tenant with rights of survivorship if the redemption is made within one year of death or initial determination of disability.

     Under the Multiple Class Distribution System, Class B shares of the Fund will be converted to Class A shares after approximately eight years, relative to the net asset levels of both classes of shares. The conversion allows the investor to take advantage of the lower distribution fees associated with

Class A shares.

LEGAL ANALYSIS
--------------

     The Adviser and the Underwriter believe that the Multiple Class Distribution System as described herein will better enable the Fund to meet the competitive demands of today's financial services industry. Under the Multiple Class Distribution System, an investor will be able to choose the method of purchasing shares that is most beneficial given the amount of his or her purchase, the length of time the investor expects to hold his or her shares, and other relevant circumstances. The System permits the Fund to facilitate both the distribution of the securities and provide investors with a broader choice as to the method of purchasing shares without assuming excessive accounting and bookkeeping costs or unnecessary investment risks.

     The allocation of expenses and voting rights relating to the Rule 12b-1 plans in the manner described is equitable and does not discriminate against any group of shareholders. In addition, such arrangements should not give rise to any conflicts of interest because the rights and privileges of each class of shares are substantially identical.

     The Adviser and the Underwriter believe that the Multiple Class Distribution System will not increase the speculative character of the shares of the Fund. The Multiple Class Distribution System does not involve borrowing, nor will it affect the Funds existing assets or reserves, and does not involve a complex capital structure. Nothing in the Multiple

Class Distribution System suggests that it will facilitate control by holders of any class of shares.

     The Adviser and the Underwriter believe that the ability of the Fund to implement the CDSL is appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act. The CDSL arrangement will provide shareholders the option of having their full payment invested for them at the time of their purchase of shares of the Fund with no deduction of a sales charge.

CONDITIONS OF OPERATING UNDER THE MULTIPLE CLASS DISTRIBUTION SYSTEM
--------------------------------------------------------------------

     The operation of the Multiple Class Distribution System shall at all times be in accordance with Rule 18f-3 under the 1940 Act and all other applicable laws and regulations, and in addition, shall be subject to the following conditions:

     1. Each class of shares will represent interests in the same portfolio of investments of the Fund, and be identical in all material respects, except as set forth below. The only differences among the various classes of the Fund will relate solely to: (a) the impact of the disproportionate Rule 12b-1 distribution plan payments allocated to each of the Class A shares Class B shares or Class C shares of the Fund; (b) conversion of Class B shares to Class A shares approximately 8 years after their initial purchase; (c) Class Expenses, which are limited to (i) transfer agency fees (including the incremental cost of monitoring a CDSL applicable to a specific class of shares), (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class, (iii) SEC and Blue Sky registration fees incurred by a class of shares, (iv) the expenses of administrative personnel and services as required to support the shareholders of a specific class, (v) litigation or other legal expenses relating to a specific class of shares, (vi) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares, and (vii) accounting fees and expenses relating to a specific class of shares; (d) the fact that each class will vote separately as a class with respect to the Rule 12b-1 distribution plans or any other matter affecting only that class; (e) the designation of each class of shares of the Fund. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees.

     2. The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, have approved this Plan as being in the best interests of each class individually and the Fund as a whole. In making this finding, the Trustees evaluated the relationship among the classes, the allocation of expenses among the classes, potential conflicts of interest among classes, and the level of services provided to each class and the cost of those services.

     3. Any material changes to this Plan, including but not limited to a change in the method of determining Class Expenses that will be applied to a class of shares, will be reviewed and approved by votes of the Board of Trustees of each Trust, including a majority of the Trustees who are not interested persons of the Trust.

     4. On an ongoing basis, the Trustees of the Trust, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Fund for the existence of any material conflicts between the interests of the classes of shares. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. The Adviser will be responsible for reporting any potential or existing conflicts to the Trustees. If a conflict arises, the Adviser at its own cost will remedy such conflict up to and including establishing a new registered management investment company.

     5. The Trustees of the Trust will receive quarterly and annual Statements complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the Statements, only distribution expenditures properly attributable to the sale of a class of shares will be used to support the Rule 12b-1 fee charged to shareholders of such class of shares. Expenditures not related to the sale of a particular class will not be presented to the Trustees to justify any fee attributable to that class. The Statements, including the allocations upon which they are based, will be subject to the review and approval of the Trustees who are not interested persons of the Trust in the exercise of their fiduciary duties.

     6. Dividends paid by a Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that distribution fee payments and Class Expenses relating to each respective class of shares will be borne exclusively by that class.

     7. Applicants have established the manner in which the net asset value of the multiple classes of shares will be determined and the manner in which dividends and distributions will be paid. Attached hereto as Exhibit A is a procedures memorandum and worksheets with respect to the methodology and procedures for calculating the net asset value and dividends and distributions of the various classes and the proper allocation of income and expenses among the classes.

     8. The Underwriter represents that it has in place, and will continue to maintain, adequate facilities in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends and distributions among the various classes of shares.

     9. The Underwriter has adopted compliance standards as to when Class A, Class B and Class C shares may appropriately be sold to particular investors. The Underwriter will require all persons selling shares of the Fund to agree to conform to such standards.

     10. The Fund will briefly describe the salient features of the Multiple Class Distribution System in its prospectus. The

Fund will disclose the respective expenses, performance data, distribution arrangements, services, fees, sales loads and deferred sales loads applicable to each class of shares offered through the prospectus. The Fund will disclose the respective expenses and performance data applicable to each class of shares in every shareholder report. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Fund as a whole generally and not on a per class basis. The Fund's per share data, however, will be prepared on a per class basis with respect to all classes of shares of the Fund. The information provided by the Trust for publication in any newspaper or similar listing of the Fund's net asset value and public offering price will separately present Class A, Class B and Class C shares.

     11. The Trust will comply with the provisions of Rule 6c-10 under the 1940 Act, IC-20916 (February 23, 1995), as such rule is currently adopted and as it may be amended.

                                                                       EXHIBIT A

                        WELLS FAMILY OF REAL ESTATE FUNDS

                               MULTIPLE-CLASS FUND

                             METHODOLOGY, PROCEDURES

                                       AND

                          INTERNAL ACCOUNTING CONTROLS

                                  INTRODUCTION
                                  ------------

     Wells Family of Real Estate Funds (the "Trust") is an Ohio business trust registered under the Investment Company Act of 1940 as open-end management investment company. Wells Asset Management, Inc. (the "Adviser") acts as the investment manager to the Fund, Gateway Investment Advisers, L.P. (the "Sub-Adviser")acts as sub-adviser to the Fund and Wells Investment Securities, Inc. (the "Underwriter") serves as the Fund's principal underwriter. The Underwriter is an affiliate of the Adviser. The Trust presently offers the following series of shares (the "Fund") representing interests in separate investment portfolios:

                            Wells S&P REIT Index Fund

     The Fund may offer multiple classes of shares as more fully described in the Trust's Rule 18f-3 Plan. The Multiple Class Distribution System would enable the Fund to offer investors the option of purchasing shares in three different manners: (1) subject to a conventional front-end sales load and a distribution fee not to exceed .25% of average net assets (Class A shares); (2) subject to a contingent deferred sales charge of up to 5% (reduced to 0, after sixth year) and a distribution fee and service fee of up to 1% of average net assets (Class B shares); or (3) subject to a contingent deferred sales charge and a distribution fee and service fee of up to 1% of average net assets (Class C shares). The Fund expects to distribute substantially all of its net investment income, if any, on an annual basis. Future series of the Trust may declare dividends daily or periodically. The Fund and any future series of the Trust will declare and pay substantially all net realized gains, if any, at least annually.

     Pursuant to an Accounting Services Agreement, Countrywide Fund Services, Inc. ("Countrywide") maintains the Fund's accounting records and performs the daily calculations of the Fund's net asset value. Thus, the procedures and internal accounting controls for the Fund include the participation of Countrywide.

     The internal accounting control environment at Countrywide provides for minimal risk of error. This has been accomplished through the use of competent and well-trained employees, adequate facilities and established internal accounting control procedures.

     Additional procedures and internal accounting controls have been designed for the multiple class funds. These procedures and internal accounting controls have been reviewed by management of the Trust and Countrywide to ensure that the risks associated with multiple-class funds are adequately addressed.

     The specific internal accounting control objectives and the related methodology, procedures and internal accounting controls to achieve these stated objectives are outlined below.

                      METHODOLOGY, PROCEDURES AND INTERNAL
                      ------------------------------------
                  ACCOUNTING CONTROLS FOR MULTIPLE-CLASS FUNDS
                  --------------------------------------------

     The three internal accounting control objectives to be achieved are:

     (1) The daily net asset value for all classes of shares of the Fund are accurately calculated.

     (2) Recorded expenses of the Fund are properly allocated between each class of shares.

     (3) Dividend distributions are accurately calculated for each class of shares.

1.   Control Objective

     The daily net asset value for all classes of shares of the Fund are accurately calculated.

     Methodology, Procedures and Internal Accounting Controls
     --------------------------------------------------------

     a. Securities of the Fund will be valued daily at their current market value by a reputable pricing source. Security positions will be reconciled from the Trust's records and to custody records and reviewed for completeness and accuracy.

     b. Prepaid and intangible assets will be amortized over their estimated useful lives. These assets will be reviewed monthly to ensure a proper presentation and amortization during the period.

     c. Investment income, realized and unrealized gains or losses will be calculated daily from Countrywide's portfolio system and reconciled to the general ledger. Yields and fluctuations in security prices will be monitored on a daily basis by Countrywide personnel. Interest and dividend receivable amounts will be reconciled to holdings reports.

     d. An estimate of all expenses for the Fund will be accrued daily. Daily expense accruals will be reviewed and revised, as required, to reflect actual payments made to vendors.

     e. Capital accounts for each class of shares will be updated based on daily share activity and reconciled to transfer agent reported outstanding shares.

     f. All balance sheet asset, liability and capital accounts will be reconciled to subsidiary records for completeness and accuracy.

     g. For the Fund, a pricing worksheet (see attached example) will be prepared daily which calculates the net asset value of outstanding shares and the percentage of net asset value of such class to the total of all classes of shares. Investment income and joint expenses will be allocated by class of shares according to such percentages. Realized and unrealized gains will be allocated by class of shares according to such percentages.

     h. Prior day net assets by class will be rolled forward to current day net assets by class of shares by adjusting for current day income, expense and distribution activity. (There may or may not be distribution activity in the periodic dividend funds.) Net assets by class of shares will then be divided by the number of outstanding shares for each class to obtain the net asset value per share. Net asset values will be reviewed and approved by supervisors.

     i. Net asset values per share of the different classes of shares for daily dividend funds should be identical except with respect to possible differences attributable to rounding. Differences, if any, will be investigated by the accounting supervisor.

     j. Net asset values per share of the different classes of shares for the periodic dividend funds may be different as a result of accumulated income between distribution dates and the effect of class specific expenses. Other differences, if any, will be investigated by the accounting supervisor.

2.   Control Objective

     Recorded expenses of the Fund are properly allocated between each class of shares.

     Methodology, Procedures and Internal Accounting Controls
     --------------------------------------------------------

     a. Expenses will be classified as being either joint or class specific on the pricing worksheet.

     b. Expenses attributable to the Fund but not to a particular class thereof will be borne by each class on the basis of the net assets of such class in relation to the aggregate net assets of the Fund. These expenses could include, for example, advisory fees and custodian fees, and fees related to the preparation of separate documents for current shareholders of the

          Fund.

     c. Class specific expenses are those identifiable with each individual class of shares. These expenses include 12b-1 distribution fees; transfer agent fees as identified by Countrywide as being attributable to a specific class; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class; SEC and Blue Sky registration fees; the expenses of administrative personnel and services required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one class of shares; Trustees' fees incurred as a result of issues relating to one class of shares; and accounting fees and expenses relating to a specific class of shares.

     d. Joint expenses will be allocated daily to each class of shares based on the percentage of the net asset value of shares of such class to the total of the net asset value of shares of all classes of shares. Class specific expenses will be charged to the specific class of shares. Both joint expenses and class specific expenses are compared against expense projections.

     e. The total of joint and class specific expense limits will be reviewed to ensure that voluntary or contractual expense limits are not exceeded. Amounts will be adjusted to ensure that any limits are not exceeded. Expense waivers and reimbursements will be calculated and allocated to each class of shares based upon the pro rata percentage of the net assets of the Fund as of the end of the prior day, adjusted for the previous day's share activity.

     f. The Fund and each class will accrue distribution expenses at a rate (but not in excess of the applicable maximum percentage rate) which will be reviewed by the Board of Trustees on a quarterly basis. Such distribution expenses will be calculated at an annual rate not to exceed .25% of the average daily net assets of the Fund's Class A shares and not to exceed 1% of the average daily net assets of the Fund's Class B and Class C shares. Under the distribution plans, payments will be made only for expenses incurred in providing distribution related services. Unreimbursed distribution expenses of the Underwriter will be determined daily and the Underwriter shall not be entitled to reimbursement for any amount with respect to any day on which there exist no unreimbursed distribution expenses.

     g. Expense accruals for both joint and class specific expenses are reviewed each month. Based upon these reviews, adjustments to expense accruals or expense projections are made as needed.

     h. Expense ratios and yields for each class of shares will be reviewed daily to ensure that differences in yield relate solely to acceptable expense differentials.

     i. Any change to the classification of expenses as joint or class specific is reviewed and approved by the Board of Trustees.

     j. Countrywide will perform detailed expense analyses to ensure that expenses are properly charged to the Fund and to each class of shares. Any expense adjustments required as a result of this process will be made.

3.   Control Objective

     Dividend distributions are accurately calculated for each class of shares.

     Methodology, Procedures and Internal Accounting Controls
     --------------------------------------------------------

     a.   The   Fund   declares   substantially   all  net   investment   income
          periodically.

     b. Investment income, including amortization of discount and premium, where applicable, is recorded by the Fund and is allocated to each class of shares based upon its pro rata percentage of the net assets of the Fund as of the end of the prior day, adjusted for the previous day's share activity.

     c. The Fund will determine the amount of accumulated income available for all classes after deduction of allocated expenses but before consideration of any class specific expenses. This amount will be divided by total outstanding shares for all classes combined to arrive at a gross dividend rate for all shares. From this gross rate, a class specific amount per share for each class (representing the unique and incrementally higher, if any, expenses accrued during the period to that class divided by the shares outstanding for that class) is subtracted. The result is the actual per share rate available for each class in determining amounts to distribute.

     d. Realized capital gains, if any, are allocated daily to each class based upon its relative percentage of the total net assets of the Fund as of the end of the prior day, adjusted for the previous day's share activity.

     e. Capital gains are distributed at least once every twelve months with respect to each class of shares.

     f. The capital gains distribution rate will be determined on the ex-date by dividing the total realized gains of the Fund to be declared as a distribution by the total outstanding shares of the Fund as of the record date.

     g. Capital gains dividends per share should be identical for each class of shares within the Fund. Differences, if any, will be investigated and resolved.

     h. Distributions are reviewed annually by Countrywide at fiscal year end and as required for excise tax purposes during the fiscal year to ensure compliance with IRS regulations and accuracy of calculations.

There are several pervasive procedures and internal accounting controls which impact all three of the previously mentioned objectives.

     a. Countrywide's supervisory personnel will be involved on a daily basis to ensure that the methodology and procedures for calculating the net asset value and dividend distribution for each class of shares is followed and a proper allocation of expenses among each class of shares is performed.

     b. Countrywide fund accountants will receive overall supervision. Their work with regard to multiple class calculations will be reviewed and approved by supervisors.

     c. Countrywide's pricing worksheets will be clerically checked and verified against corresponding computer system generated reports.

Sample Multiple Class Worksheet
Allocation Methodology - Value of Shares Outstanding (periodic dividend Funds) Value of Settled Shares Outstanding (daily dividend Funds)

Fund ______________________________

Date ______________________________

                                               Total
                                                (T)       (A)      (B)      (C)
                                               ------   ------   ------   ------

1    Prior day NAV per share (unrounded)                ______   ______   ______

     Allocation Percentages
     ----------------------

Complete for all Funds:
2    Shares O/S - prior day                    ______   ______   ______   ______
3    Prior day shares activity                 ______   ______   ______   ______
4    Adjusted shares O/S [2 + 3]               ______   ______   ______   ______
5    Adjusted net assets [4 x 1]               ______   ______   ______   ______
6    % Assets by class                         ______   ______   ______   ______

For daily dividend funds complete Rows 7 - 11
For periodic (non daily) dividend funds insert
     same # from Rows 2 - 6
7    Settled shares prior day                  ______   ______   ______   ______
8    Prior day settled shares activity         ______   ______   ______   ______
9    Adjusted settled shares O/S [7 & 8]       ______   ______   ______   ______
10   Adjusted settled assets [9 x 1]           ______   ______   ______   ______
11   % Assets by class                         ______   ______   ______   ______

     Income and Expenses
     -------------------
12   Daily income * Expenses:                  ______   ______   ______   ______
13   Management Fee*                           ______   ______   ______   ______
14   12-1 Fee                                  ______   ______   ______   ______
15   Other Joint Expenses*                     ______   ______   ______   ______
16   Direct Class Expenses                     ______   ______   ______   ______
17   Daily expenses [13+14+15+16]              ______   ______   ______   ______
18   Daily Net Income [12 - 17]                ______   ______   ______   ______
19   Dividend Rate (Daily Dividend Funds Only)          ______   ______   ______
     [18/9]

     Capital
     -------
20   Income distribution                       ______   ______   ______   ______
21   Undistributed Net Income [18 - 20]        ______   ______   ______   ______
22   Capital share activity                    ______   ______   ______   ______
23   Realized Gains/Losses:
24     Short-Term**                            ______   ______   ______   ______
25     Long-Term**                             ______   ______   ______   ______
26   Capital gain distribution                 ______   ______   ______   ______
27   Unrealized appreciation/depreciation**    ______   ______   ______   ______
28   Daily net asset change                    ______   ______   ______   ______
     [21 + 22 + 24 + 25 + 26 + 27]

Sample Multiple Class Worksheet
Allocation Methodology - Value of Shares Outstanding (periodic dividend Funds) Value of Settled Shares Outstanding (daily dividend Funds)

Fund ______________________________

Date ______________________________

                                               Total
                                                (T)       (A)      (B)      (C)
                                               ------   ------   ------   ------

     NAV Proof
     ---------
29   Prior day net assets                      ______   ______   ______   ______
30   Current day net assets [28 + 29]          ______   ______   ______   ______
31   NAV per share [30 / 4]                    ______   ______   ______   ______
32   Sales Load as a percent of offering price          ______   ______
33   Offering Price [31 / (100% - 32)]                  ______   ______

*  - Allocated based on Line 11 percentages.
** - Allocated based on Line 6 percentages.

                             MULTIPLE CLASS PRICING
                         FINANCIAL STATEMENT DISCLOSURE

Statement of Assets and Liabilities
-----------------------------------

     - Assets and liabilities will be disclosed in accordance with standard reporting format.

     -    The following will be disclosed for each class:

               Net Assets:

                    Class A Shares
                    --------------

                         Paid-in capital
                         Undistributed net investment income
                         Undistributed realized gain (loss) on
                            investments - net
                         Unrealized appreciation (depreciation) on
                            investments - net

                    Net Assets - equivalent to $_____ per share based on _____ shares outstanding.

                    Class B Shares
                    --------------

                         Paid-in capital
                         Undistributed net investment income
                         Undistributed realized gain (loss) on
                            investments - net
                         Unrealized appreciation (depreciation) on
                            investments - net

                    Net Assets - equivalent to $_____ per share based on _____ shares outstanding.

                    Class C Shares
                    --------------

                         Paid-in capital
                         Undistributed net investment income
                         Undistributed realized gain (loss) on
                            investments - net
                         Unrealized appreciation (depreciation) on
                            investments - net

                    Net Assets - equivalent to $_____ per share based on _____ shares outstanding.

Statement of Operations
-----------------------

     - Standard reporting format, except that class specific expenses will be disclosed for each class.

Statement of Changes in Net Assets
----------------------------------

     -    Show components by each class of shares and in total as follows:

                            Current Year
--------------------------------------------------------------------------------
Total          Class A             Class B             Class C
-----          -------             -------             -------

                            Prior Year
--------------------------------------------------------------------------------
Total          Class A             Class B             Class C
-----          -------             -------             -------

Selected Share Data and Ratios
------------------------------

     -    Show components by each class as follows:

                           Current Year
--------------------------------------------------------------------------------
Class A             Class B             Class C
-------             -------             -------

                           Prior Years
--------------------------------------------------------------------------------
Class A             Class B             Class C
-------             -------             -------

Notes to Financial Statements
-----------------------------

     - Note on share transactions will include information on each class of shares for two years.

     - Notes will include additional disclosure regarding allocation of expenses between classes.

     - Notes will describe the distribution arrangements, incorporating disclosure on any class 12b-1 fee arrangements.